UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Form 8-K/A is to file the letter from Deloitte & Touche LLP (“Deloitte”) dated April 6, 2005 as Exhibit 16.1 to the Current Report on Form 8-K dated March 31, 2005 (the “Current Report”). Deloitte’s letter was unavailable at the time such Current Report was filed with the Securities and Exchange Commission and, therefore, is included in this amendment.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed, on March 25, 2005 Deloitte notified Yak Communications Inc. (“Company”) that it was resigning as the Company’s independent registered public accounting firm effective immediately.

Since its appointment by the Company on January 24, 2005, Deloitte has not reported on any financial statements of the Company and did not complete a review or audit of the Company’s financial statements as of any date or for any period.

Since Deloitte’s engagement on January 24, 2005, and except as set forth in the Current Report, the Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused it to make reference thereto in its reports on the financial statements for such period. There has been no matter that was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Company has provided Deloitte with a copy of the disclosures set forth in Item 4.01 of the Current Report and requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements set forth therein. Deloitte has provided the Company with this letter and a copy thereof, dated April 6, 2005, is filed as Exhibit 16.1 to this amendment to the Current Report and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Deloitte & Touche LLP, dated April 6, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: April 7, 2005	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
16.1	Letter from Deloitte & Touche LLP, dated April 6, 2005.

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